Exhibit 10.1

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of           , 2026, by and between Volato Group, Inc., a Delaware corporation (“Parent”), and                                           (the “Subject Party”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (defined below).

WHEREAS, Parent, Volato Alignment Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and Alignment Engine Inc., a Delaware corporation (“Aligned”), are parties to that certain Agreement and Plan of Merger, dated as of August 25, 2026, as amended by that certain Amendment No. 1 thereto, dated as of September 4, 2026 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”); and

WHEREAS, Section 2.04(b)(iii) of the Merger Agreement provides that Parent and Merger Sub shall deliver certain lock-up agreements to Aligned at Closing pursuant to which the shares of Parent Common Stock held of record or beneficially owned by each executive officer and director of Parent (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, whether now owned or hereafter acquired, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) The Subject Party hereby agrees, during the period commencing on the Closing Date and ending 180 days after the Closing Date (the “Lock-Up Period”), not to: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or otherwise convey, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction is to be settled by delivery of Restricted Securities, such other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii) above, a “Prohibited Transfer”).

(b) The foregoing shall not apply to the transfer of any or all of the Restricted Securities in connection with any Permitted Transfer; provided, however, that it shall be a condition to such transfer that such transfer complies with the Securities Act of 1933, as amended, and other applicable law, and, in the case of the Permitted Transfers described below, that the transferee executes and delivers to Parent an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transfer” shall mean: (i) by bona fide gift to a member of such individual’s immediate family, to any estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization, provided that any such transferee agrees to be bound by the terms of this Lock-Up Agreement prior to such transfer, (ii) by virtue of laws of descent and distribution upon death of such individual, provided that any such transferee agrees to be bound by the terms of this Lock-Up Agreement prior to such transfer (iii) by operation of law, including, without limitation, pursuant to a qualified domestic relations order, (iv) to Parent in connection with the “net” or “cashless” exercise of options, warrants or other rights to purchase shares of Parent Common Stock, or to satisfy tax withholding obligations in connection with the vesting, settlement or exercise of equity awards, provided that any shares of Parent Common Stock received upon such exercise, vesting or settlement shall remain subject to this Agreement, (v) in the event of completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by Parent’s board of directors and made to all holders of Parent Common Stock involving a change of control of Parent, (vi) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that such plan does not provide for the transfer, sale or otherwise disposal of Restricted Securities during the Lock-Up Period, and (vii) pledges in a bona fide transaction that are in effect as of the date hereof to a lender to the undersigned, as disclosed in writing to Aligned; provided, that if such transaction is not completed, the Restricted Securities shall remain subject to the restrictions contained in this Agreement. The Subject Party further agrees to execute such agreements as may be reasonably requested by Parent that are consistent with the foregoing or that are necessary to give further effect thereto. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Parent shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose, and shall refuse to record any such purported transfer of the Restricted Securities in the books of Parent. In order to enforce this Section 1, Parent may impose stop-transfer instructions with respect to the Restricted Securities of the Subject Party and any permitted transferees and assigns thereof until the end of the Lock-Up Period.

(d) During the Lock-Up Period, each certificate or book-entry position evidencing any Restricted Securities shall be stamped, imprinted or otherwise notated with a legend or notation in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR BOOK-ENTRY POSITION ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF September           , 2026, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, the Subject Party shall retain all of its rights as a stockholder of Parent during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous; No Third-Party Beneficiaries.

(a) Binding Effect; Assignment. This Agreement and all of the provisions herein shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all rights and obligations of a party are personal and may not be transferred or delegated at any time, except as expressly permitted herein. Notwithstanding the foregoing, Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity without obtaining the consent or approval of the Subject Party.

(b) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

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(c) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New Castle County, Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that such party is not subject personally to the jurisdiction of the above-named courts, that such party’s property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(f). Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (ii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iii the term “or” means “and/or.” The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(f) Notices. All notices, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent, to: Volato Group, Inc. 1954 Airport Road, Suite 124 Chamblee, GA 30341 Attn: Mark Heinen Email: mark.heinen@flyvolato.com	with copies to (which shall not constitute notice): Dykema Gossett PLLC 111 E Kilbourn Ave, Suite 1050 Milwaukee, WI 53202 Attn: Kate Bechen, Esq. Email: kbechen@dykema.com

If to the Subject Party, to: the address set forth below the Subject Party’s name on the signature page to this Agreement.

(g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of Parent and the Subject Party. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Authorization on Behalf of Parent. The parties acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions, or other authorizations under this Agreement on behalf of Parent, including enforcing Parent’s rights and remedies under this Agreement or providing any waivers with respect to the provisions hereof, shall be made, taken and authorized by Parent’s board of directors or by such committee or officer of Parent as Parent’s board of directors may duly authorize; provided, that, to the extent any such determination, action or authorization relates to the Subject Party and the Subject Party serves as a director, officer, employee or other authorized agent of Parent or any of its affiliates, the Subject Party shall not have authority, express or implied, to act or make any determination on behalf of Parent or any of its affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties will substitute for any invalid, illegal, or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal, and enforceable, the intent and purpose of such invalid, illegal, or unenforceable provision.

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(j) Specific Performance. Each party acknowledges that its obligations under this Agreement are unique, recognizes and affirms that, in the event of a breach of this Agreement, money damages will be inadequate and there will be no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the adversely affected party or parties shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security, this being in addition to any other right or remedy available under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any agreement, certificate or instrument delivered in connection with the Merger.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature, electronic signature, or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Parent:

Volato Group, Inc.

By:
Name:	Matt Liotta
Title:	Chief Executive Officer

Subject Party:

By:
Name:
Title:

Parent Common Stock:

Address for Notice:

Email:

[Signature Page to Lock-Up Agreement]